COPY


STATE OF WASHINGTON                  [SEAL]                   SECRETARY OF STATE

    Corporations Division o 505 W. Union Ave. o P.O. Box 40234 o Olympia, WA
                    98504-0234 o 360/753-7115 o 360/684-8781

                             ARTICLES OF AMENDMENT
                         WASHINGTON PROFIT CORPORATION
                                 RCW 238.10.060

                                                                 Submit original
UBI #: 601 007 729                                               And one copy
Phone #: 408-375-6209  Please type or print in black ink.        Fee: $30.00


1. Name of the corporation currently recorded with the Office of the Secretary of State:

     North West Converters, Inc.
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2.   Amendments to the Articles of Incorporation were adopted on:_______________
                                                                      Date

3. Amendments to the Articles of Incorporatoin are as follows (If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment are included below):

     1.   The name of the corporatoin shall be NorthWest Farms, Inc.
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     2.   Dennis Davis shall  replace  James H. Watson as Secretary and Director
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          of this Corporation.
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                      Please attach additional amendments.


     4. Amendments were adopted by (Check and complete one of the following applicable statements):

          |_|  Incorporators. Shareholders action was not required.

          |X|  Board of directors. Shareholders action was not required

          |_|  Duly  approved   shareholder   action  in  accordance   with  RCW
               238.10.030 and RCW 238.10.040.

5. Application will be effective upon filing unless another date and/or time is specified:
     Extended effective date may delayed up to 30 days beyond the date the document is stamped "Filed" by the corporations.


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                    Date                                Time

6. This document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.


     /s/ Robert A. Strahl         Robert A. Strahl                 5/28/97
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     Signature of Officer           Printed Name                    Date

MAKE CHECKS PAYABLE TO THE SECRETARY OF STATE'S OFFICE.
SUBMIT THE COMPLETED FORM AND THE FEE TO THE ABOVE ADDRESS.           FEE $30.00